Exhibit 1.1
                           Camden Property Trust

                              Debt Securities

                           Underwriting Agreement

                                $75,000,000
                           Remarketed Reset Notes
                              Due May 9, 2002

                                                                May 6, 1997

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
North Tower, 26th Floor
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

     Camden Property Trust, a Texas real estate investment trust (the "Company"), proposes to issue and sell to you (herein sometimes referred to as the "Underwriter") the principal amount of its debt securities identified in Schedule I hereto (the "Securities"), to be issued under the indenture specified in Schedule I hereto (including the Supplemental Indenture referred to in Schedule I, the "Indenture") between the Company and the Trustee identified in such Schedule (the "Trustee").

          The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement (the file number of which is set forth in Schedule I hereto) on Form S-3, relating to certain securities (the "Shelf Securities") to be issued from time to time by the Company. The Company also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Securities. The registration statement as amended to the date of this Agreement is hereinafter referred to as the "Registration Statement" and the related prospectus covering the Shelf Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the "Base Prospectus." The Base Prospectus as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the "Prospectus." Any reference in this Agreement to the Registration Statement, the Base Prospectus, any preliminary form of Prospectus (a "preliminary prospectus") previously filed with the Commission pursuant to Rule 424 or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") on or before the date of this Agreement or the date of the Base Prospectus, any preliminary prospectus or the Prospectus, as the case may be; and any reference to "amend," "amendment" or "supplement" with respect the Registration Statement, the Base Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any filing of documents under, or any documents filed under, the Exchange Act after the date of this Agreement, or the date of the Base Prospectus, any preliminary prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

     The Company hereby agrees with you as follows:

     1. The Company agrees to issue and sell the Securities to you as hereinafter provided, and you, on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree to purchase from the Company the principal amount of Securities at the purchase price set forth in Schedule I hereto plus accrued interest, if any, from the date specified in Schedule I hereto to the date of payment and delivery.

     2. The Company understands that you intend (i) to make a public offering of the Securities and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

     3. Payment for the Securities shall be made to the Company or to its order in immediately available funds on the date and at the time and place set forth in Schedule I hereto (or at such other time and place on the same or such other date, not later than the third Business Day thereafter, as you and the Company may agree in writing). Such payment will be made upon delivery to you of the Securities registered in such names and in such denominations as you shall request not less than one full Business Day prior to the date of delivery, with any transfer taxes payable in connection with transfer to you duly paid by the Company. As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City. The time and date of such payment and delivery with respect to the Securities are referred to herein as the Closing Date. The certificates for the Securities will be made available for inspection and packaging by you by 1:00 P.M. on the Business Day prior to the Closing Date at such place in New York City as you and the Company shall agree.

     4. The Company represents and warrants to you as of the date hereof and as of the Closing Date that:

         (a) the Registration Statement has been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission; and the Registration Statement and Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Trust Indenture Act"), and the Registration Statement does not and will not, as of its applicable effective date and any amendment thereto and at the date hereof and at the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and the Prospectus, as amended or supplemented at the Closing Date and any amendment or supplement to the Prospectus thereafter, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee, and (ii) statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to you furnished to the Company in writing by you expressly for use therein, and the Company acknowledges (for the purposes of this paragraph (a) and anywhere else in this Agreement where a reference appears to writings furnished by you to the Company) that the statements set forth in the second paragraph and the third sentence of the third paragraph under the heading "Underwriting" in the Prospectus constitute the only information relating to you furnished in writing to the Company by you specifically for inclusion in the Registration Statement;

         (b) the documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and there are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required;

         (c) the financial statements and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus, present fairly the financial position of the Company as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified; the foregoing financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis, and the supporting schedules included or incorporated by reference in the Registration Statement or the Prospectus present fairly the information required to be stated therein; the summary financial and statistical data included or incorporated by reference in the Registration Statement or the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented therein; no other financial statements (or schedules) of the Company, any predecessor of the Company or any other entity or business are required by the Securities Act to be included in the Registration Statement or the Prospectus; any historical summaries of revenue and certain operating expenses included or incorporated by reference in the Registration Statement and the Prospectus present fairly the revenue and those operating expenses included in such summaries of the properties related thereto for the periods specified in conformity with GAAP; and pro forma financial statements of the Company and its Subsidiaries and the related notes thereto included in the Registration Statement and the Prospectus, if any, present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein;

         (d) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, properties, financial position, shareholders' equity or results of operations of the Company or any of its Subsidiaries (as hereinafter defined); and except as set forth or contemplated in the Prospectus neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its Subsidiaries as a whole;

         (e) the Company has been duly formed and is validly existing as a real estate investment trust with transferable shares of beneficial interest under the laws of the State of Texas, with power and authority to own or lease its properties and conduct its business as described in the Prospectus, and is qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospectus of the Company and its Subsidiaries taken as a whole; except for investments in securities as described in the Registration Statement or Prospectus and the entities acquired from Paragon Group, Inc. effective April 15, 1997, the Company has no equity or other interest in, or rights to acquire, an equity or other interest in any corporation, partnership, trust, joint venture or other entity; the subsidiary entities of the Company (the "Subsidiaries") have full power and authority to conduct their business as described in the Registration Statement and the Prospectus, have been duly organized and are validly existing as corporations, limited partnerships or limited liability companies, as the case may be, in good standing under the laws, of their states of organization, and have been duly qualified as foreign corporations, limited partnerships or limited liability companies, as the case may be, for the transaction of business and are in good standing under the laws of each other jurisdiction in which they own or lease properties, or conduct any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its Subsidiaries taken as a whole; except for investments in securities as described in the Registration Statement or Prospectus, or ownership of interests of lower tier Subsidiaries, the Subsidiaries have no equity or other interest in, or rights to acquire, an equity or other interest in any corporation, partnership, trust, joint venture or other entity; the primary Subsidiaries of the Company are identified on Schedule II hereto and complete and correct copies of the charter documents and the by-laws, if any, of such Subsidiaries and all amendments thereto have been previously delivered to you, and no changes therein will have been made subsequent to the date hereof and prior to the Closing Date; all of the issued and outstanding capital stock of each Subsidiary that is a corporation or similar entity has been duly authorized and validly issued, is fully paid and nonassessable and, except as otherwise disclosed in the Registration Statement or Prospectus, is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or restriction;

         (f) the Company has full power and authority to enter into this Agreement and the Indenture and to issue, offer and sell the Securities as contemplated by this Agreement; this Agreement and the Indenture have been duly authorized, executed and delivered by the Company and constitute the valid and legally binding obligations of the Company enforceable in accordance with their terms, except that the enforceability thereof may be limited by or subject to (i) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and
(ii) equitable principles of general applicability, and except as rights to indemnity and contribution hereunder may be limited by applicable law;

         (g) the Securities have been duly authorized, and, when issued, authenticated and delivered pursuant to this Agreement and the Indenture will have been duly and validly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture and enforceable in accordance with their terms, except that the enforceability thereof may be limited by or subject to (i) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and
(ii) equitable principles of general applicability and except as rights to indemnity and contribution hereunder may be limited by applicable law; the Indenture has been duly authorized and has been duly qualified under the Trust Indenture Act, has been duly and validly executed and delivered by the Company and the Trustee, and constitutes a valid and binding instrument enforceable in accordance with its terms; and the Securities and the Indenture will conform to the statements relating thereto contained in the Prospectus;

         (h) neither the Company nor the Subsidiaries are, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, their respective Declaration of Trust, Articles of Incorporation, By-Laws, limited partnership or limited liability company agreement or any indenture, mortgage, deed of trust, loan agreement or other agreement or other instrument or obligation to which the Company or any Subsidiary is a party or by which they or any of their properties are bound, except for violations and defaults which individually and in the aggregate are not material to the Company or to the holders of the Securities; the issue and sale of the Securities and the performance by the Company of all of the provisions of its obligations under the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject, nor will any such action result in any violation of the provisions of the Declaration of Trust or the By-Laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Securities Act, the Trust Indenture Act and as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the Securities by you;

         (i) other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any Subsidiary is or may be a party or to which any property of the Company or any Subsidiary is or may be the subject which, if determined adversely to the Company, could individually or in the aggregate reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, properties, financial position, shareholders' equity or results of operations of the Company and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

         (j) the Company and the Subsidiaries have indefeasible title to all of the real properties and assets reflected in the financial statements (or as described in the Registration Statement) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount and which do not materially affect the value of such property or materially interfere with the use made or proposed to be made of such property by the Company or any of the Subsidiaries; the Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming to the description thereof set forth in the Registration Statement;

         (k) the Company has filed all Federal, State and foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by it to the extent that such taxes have become due and are not being contested in good faith;

         (l) the Company and the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their business;

         (m) Deloitte & Touche LLP, who have certified certain of the financial statements filed with the Commission as part of, or incorporated by reference in, the Registration Statement, are independent public accountants as required by the Securities Act;

         (n) the Company has never been, is not now, and immediately after the sale of the Securities under this Agreement will not be, an investment company" within the meaning of the Investment Company Act of 1940, as amended; the Company is organized, and has operated, operates and will continue to operate in a manner so as to qualify as a "real estate investment trust" (a "REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and the Company's present and contemplated operations, assets and income continue to meet such requirements;

         (o) the conditions for the use of a registration statement on Form S-3 set forth in the General Instructions on Form S-3 have been satisfied and the Company is entitled to use such form for the transactions contemplated herein;

         (p) with respect to the properties of the Company described in the Prospectus or reflected in the Company's consolidated financial statements included or incorporated by reference therein, the Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, Federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have obtained all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and
(iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to obtain required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals are otherwise disclosed in the Prospectus or would not, singly or in the aggregate, have a material adverse effect on the condition (financial or other), business (affairs or other), prospects, earnings, net worth or results of operation of the Company and the Subsidiaries taken as a whole; and

              (i) none of the Company or the Subsidiaries has at any time, and, to the knowledge of the Company, no other party has at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or be pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from the Properties, other than any such action taken in compliance with all applicable Environmental Laws or by tenants in connection with the ordinary use of residential properties owned by the Company or the Subsidiaries; the Company does not intend to use the Properties or any subsequently acquired properties described in the Prospectus for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials other than in compliance with all applicable Environmental Laws; and

              (ii) the Company does not know of any seepage, leak, escape, leaching, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into waters on or adjacent to the Properties or onto lands from which such hazardous or toxic waste of substances might seep, flow or drain into such waters; and

              (iii) neither the Company nor any of the Subsidiaries has received notice of, or has knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to, any claim under or pursuant to any Environmental Law pertaining to Hazardous Material or toxic waste or substances on or originating from the Properties or arising out of the conduct of any such party, including, without limitation, pursuant to any Environmental Law;

              as used herein, "Hazardous Material" shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos or any material as defined by any Federal, state or local environmental law, ordinance, rule, or regulation including, without limitation, Environmental Laws, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.) ("CERCLA"), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 9601, et seq.), and in the regulations adopted and publications promulgated pursuant to each of the foregoing or by any Federal, state or local governmental authority having or claiming jurisdiction over the Properties as described in the Prospectus.

         (q) the Company has complied with all provisions of Article 6138A of the Texas Civil Statutes;

         (r) none of the assets of the Company or the Subsidiaries constitute, nor will such assets, as of the Closing Date, constitute, "plan assets" under the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

         (s) the Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Act;

         (t) the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to financial and corporate books and records is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

         (u) all liens, charges, encumbrances, claims or restrictions on or affecting the Properties which are required to be disclosed in the Prospectus are disclosed therein; to the knowledge of the Company, (i) no lessee of any portion of any of the Properties is in default under any of the leases governing such properties and there is no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not have a material adverse effect on the condition (financial or other), business, prospects, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (ii) the intended use and occupancy of each of the Properties complies with all applicable codes and zoning laws and regulations, if any, except for such failures to comply which would not individually or in the aggregate have a material adverse effect on the condition (financial or other), business prospects, net worth or results of operations of the Company and the Subsidiaries taken as a whole; and (iii) there is no pending or, to the best knowledge of the Company, threatened condemnation, zoning change, environmental or other proceeding or action that will in any material respect affect the size of, use of, improvements on, construction on, or access to the Properties, except such proceedings or actions that would not have a material adverse effect on the condition (financial or other), business, prospects, net worth or results of operations of the Company and the Subsidiaries taken as a whole;

         (v) the Company has and will maintain, property and casualty insurance in favor of the Company and the Subsidiaries, as the case may be, with respect to each of the Properties, in an amount and on such terms as is reasonable and customary for businesses of the type proposed to be conducted by the Company and the Subsidiaries; the Company has not received from any insurance company written notice of any material defects or deficiencies affecting the insurability of any such Properties; and

         (w) any certificate signed by any officer of the Company and delivered to you or to your counsel in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to you as to the matters covered thereby on the date of such certificate.

     5.  The Company covenants and agrees with you as follows:

         (a) to file the Prospectus (but only if you have not reasonably objected thereto by notice to the Company after having been furnished a copy in reasonable time prior to filing) pursuant to Rule 424 under the Securities Act not later than the Commission's close of business on the second Business Day following the date of determination of the offering price of the Securities;

         (b) to deliver to you and your counsel, at the expense of the Company, a copy of the signed Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and, upon request, documents incorporated by reference therein and, during the period mentioned in paragraph (e) below, as many copies of the Prospectus (including all amendments and supplements thereto) and documents incorporated by reference therein as you may reasonably request, when filed with Commission; and that each such Prospectus will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (c) from the date hereof and prior to the Closing Date, to furnish to you a copy of any proposed amendment or supplement to the Registration Statement or the Prospectus, for your review, and not to file any such proposed amendment or supplement to which you reasonably object;

         (d) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period, to advise you promptly, and to confirm such advice in writing, (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose, and (iv) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order or notification and, if issued, to obtain as soon as possible the withdrawal thereof;

         (e) if, during such period after the first date of the public offering of the Securities, in the opinion of your counsel, a prospectus relating to the Securities is required by law to be delivered in connection with sales by you or a dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the Company, to you and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

         (f) to endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Securities and to pay all fees and expenses (including fees and disbursements of your counsel) reasonably incurred in connection with such qualification and in connection with the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as you may designate; provided that the Company shall not be required to file a general consent to service of process in any jurisdiction;

         (g) to make generally available to its security holders and to you as soon as practicable but not later than 15 months after the effective date of the Registration Statement (as defined in Rule 158(c)) an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

         (h) so long as the Securities are outstanding, to furnish to you copies of all reports or other communications (financial or other) furnished to holders of Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange;

         (i) during the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of or guaranteed by the Company which are substantially similar to the Securities without your prior written consent; and

         (j) to pay all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as you may designate (including fees of your counsel and its disbursements), (iv) related to any filing with National Association of Securities Dealers, Inc., (v) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, the Preliminary and Supplemental Blue Sky Memoranda and any Legal Investment Survey and the furnishing to you and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided and (vi) payable to Rating agencies in connection with the rating of the Securities; except as provided in clause (iii) above or in Section 10 hereof, the Company shall not be obligated to pay the fees of your counsel and its disbursements.

     6. Your obligations hereunder shall be subject to the following conditions:

         (a) the representations and warranties of the Company contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

         (b) the Prospectus shall have been filed with the Commission pursuant to Rule 424 within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your satisfaction;

         (c) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and the Securities shall in no event be rated less than BBB- by Standard and Poor's Ratings Services, BBB- by Duff & Phelps Credit Rating Co. and Baa3 by Moody's Investors Service, Inc.

         (d) since the respective dates as of which information is given in the Prospectus there shall not have been any material adverse change or any development involving a material adverse change, in or affecting the general affairs, business, prospects, management, properties, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, the effect of which in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

         (e) you shall have received on and as of the Closing Date a certificate satisfactory to you, of the President and the Chief Financial Officer, or such other senior executive officer or officers of the Company as are satisfactory to you, to the effect set forth in subsections (a) through (c) of this Section and to the further effect that there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, properties, financial position, shareholders' equity or results of operations of the Company and its Subsidiaries taken as a whole from that set forth or contemplated in the Registration Statement;

         (f) Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., counsel for the Company, shall have furnished to you its written opinion, dated the Closing Date, in form and substance satisfactory to you, to the effect that:

              (i) the Company has been duly organized and is validly existing as a real estate investment trust under the laws of the State of Texas, with power and authority to own its properties and conduct its business as described in the Prospectus as then amended or supplemented;

              (ii) the Company is qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospectus of the Company and its Subsidiaries taken as a whole;

              (iii) the Subsidiaries have been duly organized and are validly existing as corporations, limited partnerships or limited liability companies, as the case may be, in good standing under the laws of their jurisdictions of organization, with power and authority to own their properties and conduct their business as described in the Prospectus as amended or supplemented; except as disclosed in the Registration Statement or the Prospectus and the entities acquired from Paragon Group, Inc. effective April 15, 1997, the Company owns no capital stock or other beneficial interest in any corporation, partnership, trust, joint venture or other business entity; and except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock or other ownership interests of each Subsidiary that is a corporation or similar entity have been duly authorized and are validly issued, are fully paid and non-assessable and, to the best of the knowledge of such counsel, are owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim;

              (iv) the Subsidiaries have been duly qualified as foreign corporations for the transaction of business and are in good standing under the laws of each other jurisdiction in which they own or lease properties, or conduct any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its Subsidiaries taken as a whole;

              (v) other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending or, to the best of such counsel's knowledge, threatened to which the Company or any of its Subsidiaries is or may be a party or to which any property of the Company or any of its Subsidiaries is or may be the subject which, if determined adversely to the Company or such Subsidiary, could individually or in the aggregate reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, properties, financial position, shareholders' equity or results of operations of the Company and its Subsidiaries taken as a whole; to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference from another filing with the Commission or described as required;

              (vi) this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company on the date hereof, except as rights to indemnity and contribution hereunder may be limited by applicable law;

              (vii) the Securities have been duly authorized, and when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by you in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture, enforceable in accordance with their terms, except that the enforceability thereof may be limited by or be subject to (a) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and
(b) equitable principles of general applicability;

              (viii) the Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding instrument of the Company enforceable in accordance with its terms, except that the enforceability thereof may be limited by or be subject to (a) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and (b) equitable principles of general applicability; and the Indenture has been duly qualified under the Trust Indenture Act;

              (ix) to the best of such counsel's knowledge, neither the Company nor the Subsidiaries are, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, their respective Declarations of Trust, Articles of Incorporation, By-Laws or limited partnership or limited liability company agreement or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which they or any of their respective properties are bound, except for violations and defaults which individually and in the aggregate are not material to the Company or to the holders of the Securities; the issue and sale of the Securities and the performance by the Company of its obligations under the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject, nor will any such action result in any violation of the provisions of the Declaration of Trust or the By-Laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties;

              (x) the Company has authorized and outstanding shares of beneficial interest as set forth under the caption "Capitalization" in the Prospectus;

              (xi) no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Securities or the consummation of the other transactions contemplated by this Agreement or the Indenture, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Securities Act and the Trust Indenture Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by you;

              (xii) the statements in the Base Prospectus under the captions "Description of Common Shares," "Description of Preferred Shares," "Description of Securities Warrants," and "Description of Debt Securities," and the statements in the Prospectus under the caption "Description of Notes," and other statements in the Prospectus and each document incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and in the Registration Statement insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, in each case fairly present the information called for with respect to such legal matters, documents or proceedings; the descriptions in the Registration Statement and Prospectus of contracts and other documents which are filed as exhibits to the Registration Statement are accurate in all material respects and fairly present the information required to be shown; and to such counsel's knowledge there are no statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required;

              (xiii) the Company is not, and will not become as a result of the consummation of the transactions contemplated by this Agreement, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and has not been an "investment company" at any time since 1988;

              (xiv) to such counsel's knowledge, with the exception of the Registration Rights Agreement dated April 15, 1997, between the Company, Camden Operating, L.P., and certain listed investors therein, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned by such person, or to require the Company to register such securities pursuant to the Registration Statement;

               (xv) the Registration Statement has become effective under the Securities Act; any required filing of the Prospectus under Rule 424 under the Securities Act has been made; to the best knowledge of such counsel no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission;

              (xvi) such counsel (A) is of the opinion that each document incorporated by reference in the Registration Statement and the Prospectus (except for the financial statements included therein as to which such counsel need express no opinion) complied as to form in all material respects with the Exchange Act when filed with Commission, (B) believes that (except for the financial statements included therein as to which such counsel need express no belief) each part of the Registration Statement (including the documents incorporated by reference therein) filed with the Commission pursuant to the Securities Act relating to the Securities, when such part became effective, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) is of the opinion that the Registration Statement and the Prospectus and any amendments and supplements thereto (except for the financial statement included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Trust Indenture Act and (D) believes that (except for the financial statements included therein as to which such counsel need express no belief) the Registration Statement and the Prospectus, on the date of this Agreement, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus as amended or supplemented, if applicable, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and the State of Texas, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to your counsel) of other counsel reasonably acceptable to your counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in such counsel's opinion, you and they are justified in relying thereon. With respect to the matters to be covered in subparagraph
(xvi) above counsel may state its opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendment or supplement thereto (other than the documents incorporated by reference therein) and review and discussion of the contents thereof (including the documents incorporated by reference therein) but is without independent check or verification except as specified.

         (g) Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., tax counsel for the Company, shall have delivered to you its written opinion, dated the Closing Date, in form and substance satisfactory to you, to the effect that:

              (i) the Company met the requirements for qualification and taxation as a real estate investment trust ("REIT") for the taxable years 1993 through 1996;

              (ii) the Company's diversity of equity ownership and proposed method of operation should allow it to qualify as a REIT for 1997; and

              (iii)  the discussion contained under the caption
"Certain Federal Income Tax Considerations" in the Prospectus forming a part of the Registration Statement, accurately reflects existing law and fairly addresses the material federal income tax issues described therein.

          In rendering such opinions, Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. may rely as to matters of fact, to the extent they deem proper, on certificates of officers of the Company and public officials so long as such counsel states that no facts have come to the attention of such counsel which lead them to believe that they are not justified in relying on such certificates. In addition, Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. may state that their opinions are based upon the procedures and assumptions set forth in such opinion letter and that it is limited to the tax matters specifically covered thereby and that they have not addressed any other tax consequences.

         (h) concurrently with the execution and delivery of this Agreement, or on the Closing Date prior to payment and delivery of the Securities, Deloitte & Touche LLP shall have furnished to you a letter, dated the date of its delivery, addressed to you and in form and substance satisfactory to you, confirming that they are independent accountants with respect to the Company as required by the Securities Act and the rules and regulations thereunder and with respect to the financial and other statistical and numerical information contained in the Registration Statement and the Prospectus or incorporated by reference therein. Such letter shall contain information of the type customarily included in accountants' comfort letters to underwriters. If such letter is delivered as of the date of this Agreement, then at the Closing Date, Deloitte & Touche LLP shall have furnished to you a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in such letter, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to the Closing Date which would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Closing Date;

          (i) you shall have received on and as of the Closing Date an opinion of your counsel, Brown & Wood LLP, with respect to the validity of the Indenture and the Securities, the Registration Statement, the Prospectus and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters; and

          (j) on or prior to the Closing Date, the Company shall have furnished to you such further certificates and documents confirming the representations and warranties contained herein and related matters as you shall reasonably request.

     The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to you and your counsel.

     7. The Company agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the reasonable legal fees and other expenses (including expenses of investigation and settlement) incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to you furnished to the Company in writing by you expressly for use therein; provided, that the foregoing indemnity with respect to any preliminary prospectus shall not inure to your benefit (or to the benefit of any person controlling you) if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) and, if required by law, a copy of the Prospectus (as so amended or supplemented) shall not have been furnished to such person asserting any such losses, claims, damages or liabilities at or prior to the written confirmation of the sale of such Securities to such person.

     You agree to indemnify and hold harmless the Company, its trust managers, its officers who sign the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to you, but only with reference to information relating to you furnished to the Company in writing by you expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

     If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel satisfactory to the Indemnified Person to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless
(i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel satisfactory to the Indemnified Person or
(iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for you and any such control persons of you shall be designated in writing by you and any such separate firm for the Company, its trust managers, its officers who sign the Registration Statement and such control persons of the Company or authorized representatives shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and
(ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (i) includes an unconditional release of such Indemnified Person from all liability on claims that are the subject; matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

     If the indemnification provided for in the first and second paragraphs of this Section 7 is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and you on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and you on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and you on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total underwriting discounts and the commissions received by you bear to the aggregate public offering price of the Securities. The relative fault of the Company on the one hand and you on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and you agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall you be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by you and distributed to the public were offered to the public exceeds the amount of any damages that you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     The indemnity and contribution agreements contained in this Section 7 are in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

     The indemnity and contribution agreements contained in this Section 7 and the representations, warranties and covenants of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of you or any person controlling you or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Securities.

     8. Notwithstanding anything herein contained, this Agreement may be terminated in your absolute discretion, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) the Company shall have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of your obligations hereunder is not fulfilled, (iii) there shall have occurred, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company or the earnings, business affairs, properties, management or business prospects of the Company, whether or not arising in the ordinary course of business, (iv) trading generally shall have been suspended or materially limited on or by the New York Stock Exchange, (v) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (vi) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities; (vii) there has occurred any downgrading in the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Exchange
Act); or (viii) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, in your judgment, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

     9. If this Agreement shall be terminated by you because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of your obligations cannot be fulfilled, the Company agrees to reimburse you for all out-of-pocket expenses (including the reasonable fees and expenses of your counsel) reasonably incurred by you in connection with this Agreement or the offering of Securities.

     10. This Agreement shall inure to the benefit of and be binding upon the Company, you, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from you shall be deemed to be a successor by reason merely of such purchase.

     11. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to you shall be given to you at Merrill Lynch & Co., Merrill, Lynch, Pierce, Fenner & Smith Incorporated, North Tower, 26th Floor, World Financial Center, New York, New York 10281-1209, Attention: Tjarda van S. Clagett, Director. Notices to the Company shall be given to it at 3200 Southwest Freeway, Suite 1500, Houston, Texas 77027, Attention: G. Steven Dawson, Senior Vice President - Finance, Chief Financial Officer, Treasurer and Assistant Secretary.

     [Remainder of Page Intentionally Left Blank]

PAGE

     12. Miscellaneous. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

                              Very truly yours,

                              Camden Property Trust


                              By:    /s/  G. Steven Dawson
                                  ------------------------------
                                  Name:   G. Steven Dawson
                                  Title:  Senior Vice President - Finance,
                                          Chief Financial Officer,
                                          Treasurer and Assistant Secretary


Accepted: May 6, 1997


By:  Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
     Merrill Lynch & Co.



By:    /s/ Tjarda van S. Clagett
    -------------------------------
    Name:  Tjarda van S. Clagett
    Title: Director

                                 SCHEDULE I

Underwriter:                   Merrill Lynch & Co., Merrill Lynch, Pierce,
                               Fenner & Smith Incorporated ("Merrill
                               Lynch")

Underwriting Agreement dated:  May 6, 1997

Registration Statement No.:    333-24637

Indenture:                     Indenture dated as of February 15, 1996 and
                               Supplemental Indenture dated as of February
                               15, 1996, both between Camden Property Trust
                               ("Camden") and U.S. Trust Company of Texas,
                               N.A.

Title of Securities:           Remarketed Reset Notes due May 9, 2002 (the
                               "Notes")

Currency:                      United States Dollars

Aggregate Principal Amount:    $75,000,000

Current Ratings:               Moody's Investors Service, Inc.:  Baa3;
                               Standard & Poor's Ratings Services:  BBB-;
                               Duff & Phelps Credit Rating Co.: BBB-

Price to Public:               100% of the principal amount of the Notes,
                               plus accrued interest from May 9, 1997.

Purchase Price:                99.70% of the principal amount of the Notes,
                               plus accrued interest from May 9, 1997.

Gross Spread:                  0.30% for initial Remarketing Period.
                               0.075% per annum for each additional period.

Day Basis:                     Actual/360 for Floating Rate Mode; 30/360
                               for Fixed Rate Mode.

Form:                          Global Note.

Maturity:                      May 9, 2002.

Initial Spread Period:         The one-year period commencing May 9, 1997
                               and ending May 11, 1998 during which the interest rate on the Notes will be reset quarterly and will equal LIBOR (as defined)plus .32%.

Initial Interest Rate:         LIBOR (as defined) plus .32% until May 11,
                               1998; thereafter, either (i) LIBOR plus the applicable Spread (as defined) if in the Floating Rate Mode or (ii) the applicable
                               Spread plus the comparable Treasury rate if in the Fixed Rate Mode.

Initial Interest Payment       Quarterly on August 9, 1997, November 9,
Dates:                         1997, February 9, 1998, and May 11, 1998;
                               the interest rate on the Notes will be reset quarterly and will be payable in arrears until May 11, 1998.

Duration/Mode
  Determination Date:          After the Initial Spread Period, the
                               character and duration of the interest rate on the Notes will be agreed to by Camden and the Remarketing Underwriter on each applicable Duration/Mode Determination Date, which is the 15th calendar date prior to the first date of each Subsequent Spread Period.

Subsequent Spread Period:      Determined by agreement between Camden and
                               the Remarketing Underwriter on the
                               applicable Duration/ Mode Determination
                               Date. Each Subsequent Spread Period will last for either one year, two years, three years or four years (or any six-month
                               interval thereof) but cannot exceed
                               the maturity date of the Notes.

Interest Rate During
  Subsequent Spread Periods:   If the Notes are in the Floating Rate Mode,
                               interest will equal LIBOR plus the
                               applicable Spread, as agreed to by the
                               Company and the Remarketing Underwriter. If the Notes are in the Fixed Rate Mode, interest will equal the applicable Spread plus the comparable Treasury rate.

Subsequent Spread:             Determined by agreement between the
                               Remarketing Underwriter and Camden to result in a rate which will enable 100% of tendered
                               Notes to be remarketed.

Alternate Spread:              The percentage equal to LIBOR for the
                               Quarterly Period beginning on the
                               Commencement Date of the Subsequent
                               Spread Period.

Redemption:                    On or after May 11, 1998, the Notes may be
                               redeemable, in whole or part, at the option of Camden, on those Interest Payment Dates that are specified as redemption dates by Camden on the applicable Duration/Mode
                               Determination Date.

Sinking Fund Provisions:       None.

Definitions and Other
  Provisions:                  As per Prospectus Supplement dated May 6,
                               1997.

Closing Date, Time and
  Location:                    May 9, 1997, 9:00 a.m. at the offices of
                               Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
                               in Dallas, Texas.

PAGE

                           SCHEDULE II

              SUBSIDIARIES OF CAMDEN PROPERTY TRUST

Subsidiary                 State of Incorporation   Qualification States
-----------------------    ----------------------   --------------------

Camden Connection, Inc.      Delaware - 6/19/93     Texas - 7/21/93

Camden Development, Inc.     Delaware - 11/3/93     Texas - 11/5/93
                                                    Arizona - 6/30/94
                                                    Colorado - 7/13/94

TeleServe, Inc.              Delaware - 3/2/95      Texas - 4/4/95

CPT Arizona, Inc.            Delaware - 3/2/94      Arizona - 4/20/94

Camden Colorado, Inc.        Delaware - 2/1/94      Colorado - 2/14/94

CPT Texas, Inc.              Delaware - 5/9/94      Texas - 5/13/94

Camden Bay Crest, Inc.       Delaware - 6/11/93     Texas - 6/21/93

Camden Glen Lakes, Inc.      Delaware - 6/11/93     Texas - 6/21/93

Camden Hayes Place, Inc.     Delaware - 6/11/93     Texas - 6/21/93

Camden Roseland Place, Inc.  Delaware - 6/11/93     Texas - 6/21/93

Camden Wilshire Place, Inc.  Delaware - 6/11/93     Texas -6/21/93

Camden Acquisition, Inc.     Delaware - 7/11/96     Texas - 7/15/96

Camden Building, Inc.        Delaware - 8/19/96     Texas - 8/29/96

Camden Housing, Inc.         Delaware - 5/17/96     N/A

Camden Subsidiary, Inc.      Delaware - 12/12/96    N/A

CPT-GP, Inc.                 Delaware - 4/7/94      Florida - 7/5/94
                                                    Kentucky - 7/5/94
                                                    Maryland - 12/9/94
                                                    Missouri - 7/5/94
                                                    North Carolina - 7/5/94
                                                    South Carolina - 7/6/94
                                                    Texas - 6/13/94
CPT-LP, Inc.                 Delaware - 4/7/94      N/A

Camden Operating, L.P.       Delaware - 12/31/93    Florida - 6/24/94
                                                    Kentucky - 6/21/94
                                                    Maryland - 12/9/94
                                                    Missouri - 6/17/94
                                                    North Carolina - 7/6/94
                                                    South Carolina - 7/1/94
                                                    Texas - 6/24/94